UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2014

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 30, 2014, Superior Industries International, Inc. issued a press release announcing certain information related to its 2014 Annual Meeting of Stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company, its directors and certain of its executive officers are considered to be participants in the solicitation of proxies from shareholders in connection with the matters to be presented at the Company's 2014 Annual Meeting. The Company intends to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from its shareholders and will furnish a definitive proxy statement to its shareholders along with a WHITE proxy card when they become available. SUPERIOR INDUSTRIES INTERNATIONAL, INC. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company's 2014 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC's website at www.sec.gov. Copies will also be available free of charge at the Company's website at www.supind.com, by writing to Superior's Secretary at 7800 Woodley Avenue, Van Nuys, CA 91406, by calling Superior at (818) 902-2711, or by contacting Superior's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
99.1	Press release dated June 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: June 30, 2014	/s/ Paula Winner Barnett
Paula Winner Barnett
Corporate Counsel and Secretary